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                                                                   EXHIBIT 10(g)

                      OPTION AGREEMENT OF CHARLES BARKLEY

     THIS OPTION AGREEMENT dated this 17th day of September, 1996 between Marinex Multimedia Corporation, a Nevada Corporation, "Company", and Charles Barkley, a citizen and resident of Charlotte, North Carolina, "Agent", in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged under the following terms and conditions:

                                    RECITALS

     1. The Company has entered into that certain Acquisition Agreement of even date herewith under the terms of which the parent of the Company has acquired all of the outstanding stock of Texas Equipment Corporation, Inc., a Texas corporation. The Acquisition Agreement is hereby incorporated by reference.

     2. Under the terms of the Acquisition Agreement, the Company has authorized an Option to Barkley for the purchase of up to 250,000 shares of common voting stock of the Company upon payment of an option price of $0.01 per share.

     3. The Company has engaged Agent as its exclusive investment banking and special securities counsel with respect to the Acquisition. is an officer and director of the subsidiary corporation and is experienced in the operations and business of the subsidiary.

                             IT IS MUTUALLY AGREED

     1. Issuance of Option. In connection with the Company's exchange of 16,850,000 shares of common voting stock for all of the issued and outstanding stock of Texas Equipment Corporation, Inc., the Company hereby issues a stock option to Barkley or his designees to acquire up to 250,000 shares of the Company's common voting stock, par value $0.001. The option price shall be One Cent ($0.01) per share and shall have a term of five years from the date of this Agreement.

     2. Authorized Shares. The Company has authorized sufficient quantities of common stock with which to fulfill its obligations to issue the shares underlying this Option and shall continue to maintain sufficient quantities of authorized but unissued common stock throughout the life of this Option.

     3. No Redeemable Feature. The Company shall not have the right to redeem this Option or any of the underlying shares.

     4. Duty to Register Underlying Shares. The Company agrees to use its best efforts to register the shares of common stock issuable upon the exercise of the Option by the filing of an appropriate Registration Statement with the Securities & Exchange


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Commission. The Company will exert its best efforts to obtain effectiveness of the registration statement on or prior to the 12th day of February, 1997. Registration shall be at the Company's expense and shall be made in any manner whereby the underlying shares become freely tradable (subject only to restrictions upon resales by affiliates, if applicable). The duty to register the underlying shares shall be an ongoing duty and the parties acknowledge that time is of the essence.

     To effect the intents of this Paragraph, the Company shall obtain the consent of the three shareholders of Texas Equipment Corporation, Inc. (or other principal shareholders owning or controlling 50.1% or more of the outstanding voting shares of the Company) to the effect that said registration will be promptly undertaken.

     In addition to the rights above, and to the extent that any such shares are not registered as agreed above, the Company hereby confers unto Barkley "piggyback" registration rights under which any remaining shares of Common Stock will be registered, at Company expense, at the time of registration of any other of the Company's securities, or the securities of any affiliate, officer, director or shareholder.

     The obligation to register the Option and/or shares underlying the Option shall terminate in the event that the securities become freely tradable by:

     (a) all of the remaining shares are registered by an effective registration statement or similarly effective exemption and are freely tradable (except as to restrictions on affiliates); or

     (b) The restrictive legend on the shares have been removed and the shares are eligible to be freely traded by Rule 144 or similar exemption from the registration requirements.

     5. Adjustments. Subject to the provisions of this paragraph, the Option Price and number of shares of Common Stock as to which the Option may be exercised shall be subject to adjustment from time to time as set forth hereinafter. If at any time or from time to time, the Company shall, by subdivision, consolidation, or reclassification of shares, or otherwise, change as a whole the outstanding shares of the Common Stock into a different number or class of shares, the number and class of shares as so changed shall replace the shares outstanding immediately prior to such change, and the price and number of shares purchasable under the Option immediately prior to the date on which such change shall become effective shall be proportionately adjusted.

     6. Exercise of Option. Subject to the provisions of this Agreement, Barkley (or the holder of the Option or any portion thereof) shall have the right to purchase from the Company a number of shares of Common Stock up to a maximum of 250,000 shares of common voting stock by tendering to the Company payment of $0.01 per share. Exercise shall occur by surrender to the Company of a letter or other form of election, together with full payment to the Company. Upon receipt of full payment and properly completed

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documentation, the Company shall then issue such fully paid and nonassessable shares of Common Stock as are represented by the exercise. The rights of purchase shall be exerciseable at the election of the registered holder thereof, either in their entirety or from time to time for part only. In the event that the Option is exercise in an amount less than all of the shares optionable hereunder, a revised Option Agreement may be issued to reflect the remaining number of shares subject to the Option.

     7. Countersignature and Registration. The Company shall maintain books for the transfer and registration of the Option and the underlying shares. Upon the initial issuance of Option, the Company shall issue and register the Option (and/or underlying Shares) in the names of the respective holders thereof.

     8. Transfers and Exchanges. The Company shall transfer, from time to time, any outstanding Option and/or underlying shares upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer.
Upon any such transfer, a new Option shall be issued to the transferee and the surrendered Option shall be canceled by the Company. Options so canceled shall be delivered to the Company from time to time upon request.

     9. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Common Stock issuable upon the exercise of the Options; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for the Common Stock in a name other than that of the registered holder of the Option in respect of which such shares are issued, and in such case the Company not shall be required to issue or deliver any certificates for the Common Stock or any Option until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

     10. Mutilated or Missing Warrants. In case any of the Option and/or underlying shares shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Company shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Option and/or underlying shares, or in lieu of and substitution for the Option and/or shares lost, stolen or destroyed, a new Option and/or shares of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Option and/or shares and indemnity, if requested, also satisfactory to them.

     11. Fractional Interest. The Company shall not be required to issue fraction shares of Common Stock on the exercise of the Options.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



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MARINEX MULTIMEDIA CORPORATION
(a Nevada Corporation)


By:
   ----------------------------
     Authorized Officer






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